Exhibit 99.1

Media Contact:	Investor Contact:
Meghan Thompson 203-578-2287	Terry Mangan 203-578-2318
mthompson@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS 13 PERCENT INCREASE IN NET INCOME FOR THE
SECOND QUARTER

WATERBURY, Conn., July 15, 2004 — Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, today announced net income of $45.8 million in the second quarter, compared to $40.6 million in the year-ago period, an increase of 13 percent. Net income per diluted share was $.91 in the second quarter, compared to $.88 in the year-ago period, an increase of 3 percent.

For the first six months of 2004, net income was $88.2 million compared to $80.5 million in the year-ago period, an increase of 9 percent. Net income per diluted share was $1.81 compared to $1.74 in the year-ago period, an increase of 4 percent.

“We are pleased to report higher quarterly earnings and continuing progress in pursuit of Webster’s strategic objectives. Continued double-digit organic growth in loans and deposits, combined with strength in our fee-based businesses, helped to offset effects of continuing lower interest rates on asset yields,” stated Webster chairman and chief executive officer James C. Smith. “We achieved two significant strategic milestones in the quarter. Webster converted to a national commercial bank charter and became a bank holding company. In addition, we completed our merger with FIRSTFED, making Webster the largest independent bank headquartered in southern New England.”

Webster previously announced the completion of its acquisition of FIRSTFED AMERICA BANCORP, INC., which became effective on May 14, 2004. FIRSTFED had assets of $2.7 billion, including loans of $1.5 billion, and deposits of $1.5 billion with 26 branches and 33 ATM’s. FIRSTFED’s results of operations are included in Webster’s consolidated financial statements subsequent to the date of acquisition, and reflect the sale and de-leveraging of $750 million of FIRSTFED’s securities portfolio.

Revenues and Expenses

Total revenues (net interest income plus total noninterest income) were $170.5 million in the second quarter, compared to $158.9 million a year ago. Impacting the quarter and the first half of this year was the implementation on December 31, 2003 of Financial Accounting Standards Board Interpretation No. (“FIN”) 46 (revised), which required the reclassification of capital trust securities expense as of January 1, 2004 from noninterest expenses to interest expense. Adjusting the second quarter of 2003 for $2.7 million of this expense, total revenues would have grown by $14.4 million, or 9 percent, from a year ago.

Net interest income was $113.5 million in the second quarter of 2004, compared to $100.6 million in the year-ago period and $105.8 million in the first quarter. Adjusting for the effect of FIN 46R, net interest income grew by $15.6 million, or 16 percent, from a year ago and by $7.7 million, or 7 percent, from the first quarter. The increase over the prior year reflects strong growth in the loan portfolio funded predominantly by core deposits, while the increase over the first quarter is mainly due to the FIRSTFED acquisition.

Webster’s net interest margin (annualized net interest income as a percentage of average earning assets) was 3.02 percent in the quarter compared to FIN 46R-adjusted 3.01 percent in the year-ago period and 3.09 percent in the first quarter. The decline from the first quarter reflects the continuing effect of lower interest rates on our asset yields and the impact of FIRSTFED’s lower net interest margin.

In the second quarter of 2004, total noninterest income was $57.1 million, compared to $58.3 million in the year-ago period, a decline of 2 percent. Excluding securities gains, noninterest income increased by 4 percent in the second quarter to $51.5 million from $49.6 million in the year-ago period. Growth in the core fee categories of deposit services, insurance, loan and servicing and wealth management offset a $5.2 million decline in financial advisory services due to the sale of Duff & Phelps in the first quarter. Excluding securities gains, the acquisition of FIRSTFED and the sale of Duff & Phelps, noninterest income increased by 7 percent in the second quarter compared to a year ago.

Total noninterest expenses for the 2004 second quarter were $97.2 million, an increase of 4 percent from $93.2 million in the year-ago period. Adjusting the prior year for the effect of FIN 46R, and excluding FIRSTFED and Duff & Phelps, expenses grew by 6 percent in the second quarter. These increases reflect continuing investment in personnel, technology and de novo branches under our strategic plan for growth.

Balance Sheet Growth

At June 30, 2004, total assets were $17.0 billion, up 18 percent from $14.5 billion a year ago. Total loans of $11.3 billion at June 30, 2004 increased 30 percent from $8.7 billion the prior year, while deposits were $10.4 billion, up 28 percent from $8.1 billion a year ago. Excluding FIRSTFED, total loans increased by $1.0 billion, or 12 percent, over the past year, while total deposits increased $0.8 billion, or 10 percent.

“Strong organic growth in both our loans and deposits was augmented by strategic acquisitions,” stated Webster president and chief operating officer William T. Bromage. “This success demonstrates how the We Find a Way attitude of our employees is establishing Webster as the trusted local provider of financial services in our southern New England marketplace.”

At the end of the second quarter, commercial loans, including commercial real estate, were $4.0 billion, up 28 percent from $3.2 billion a year ago. Consumer loans, primarily home equity loans and lines, increased 26 percent to $2.5 billion, compared to $2.0 billion one year ago. Excluding FIRSTFED, commercial loans, including commercial real estate, increased 12 percent while consumer loans increased 13 percent.

Core deposits (consisting of checking, money market and savings accounts) of $7.1 billion at June 30, 2004 increased by 30 percent from one year ago and represented 68 percent of total deposits. Excluding FIRSTFED, core deposits grew 12 percent. Webster’s overall growth in deposits has been driven in part by its High Performance Checking products and the continuing success of its de novo branches in Fairfield County, Connecticut and Westchester County, New York.

Book value per common share of $27.37 at June 30, 2004 increased from $24.09 one year ago. Tangible book value per share of $15.02 at June 30, 2004 decreased from $17.59 one year ago, principally reflecting an increase in intangible assets related to the FIRSTFED acquisition.

Asset Quality

Nonperforming assets totaled $47.7 million or 0.28 percent of total assets at June 30, 2004, compared to $57.0 million or 0.39 percent a year ago and $41.3 million or 0.27 percent at March 31, 2004.

“We are pleased to report continued strong asset quality in the second quarter,” stated Webster chief financial officer William J. Healy. “The loan loss reserve remains strong given Webster’s loan portfolio mix.”

The allowance for loan losses was $146.5 million, or 1.30 percent of total loans at June 30, 2004, compared to $119.2 million, or 1.37 percent, a year ago and $123.6 million, or 1.30 percent, at March 31, 2004. The ratio of the allowance to nonperforming loans at June 30, 2004 was 332 percent, compared to 228 percent a year ago and 338 percent at March 31, 2004.

The provision for loan losses totaled $5.0 million in the second quarter, unchanged from a year ago. Net loan charge-offs were $2.2 million, compared to $4.4 million in the year-ago period. The annualized net charge-off ratio was 0.08 percent of average loans in the second quarter, compared to 0.20 percent a year ago.

Strategic Actions

In April, Webster announced a 10 percent increase in its annual dividend to $.92 per common share, or $.23 on a quarterly basis. The announcement marked the 67th consecutive quarterly dividend since Webster first paid a dividend in 1987 and the 14th time the dividend has been increased.

During the second quarter, Webster announced the opening of new branches in Monroe and Danbury, CT and Scarsdale, NY. With the new Monroe and Danbury offices, Webster now operates 19 branch locations in 13 Fairfield County towns. The Scarsdale branch is Webster’s first branch in New York State under our plan to open 12 to 15 branches in Westchester County over the next three years.

Webster held its second annual Investor Day presentation for analysts and portfolio managers in Southbury, CT on June 10th. Webster senior management delivered presentations on the corporation’s strategic objectives and business activities. The presentation slides and a replay of the audio webcast are available at the Investor Relations section of Webster’s website, www.wbst.com.

Earlier this month, Webster announced the appointment of Denis W. St. Marie to the position of executive vice president, Consumer Finance, for Webster Bank, N.A. In this capacity, St. Marie is responsible for residential and consumer lending, mortgage banking and secondary marketing. Prior to joining Webster, St. Marie was president of KeyMortgage Services, where he led the company’s consumer lending and mortgage operations centers and its national vendor management company.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $17 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 147 banking offices, 268 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., and Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut.

For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.

***

Conference Call

A conference call covering Webster’s 2004 second quarter earnings announcement will be held today, Thursday, July 15, at 1:00 p.m. Eastern Time and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-800-299-8538 (Access Code: 32555118). The call will be archived on the website and available for future retrieval.

Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2003.

     Webster Financial Corporation

Selected Financial Highlights (unaudited)

	At or for the Three		At or for the Six
	Months Ended June 30,		Months Ended June 30,
(In thousands, except per share data)	2004	2003	2004	2003
Net income and performance ratios (annualized):
Net income	$45,843	$40,610	$88,166	$80,547
Net income per diluted common share	0.91	0.88	1.81	1.74
Return on average shareholders’ equity	13.86%	15.01%	14.06%	15.10%
Return on average tangible equity	22.13	20.69	20.70	20.91
Return on average assets	1.12	1.15	1.14	1.16
Noninterest income as a percentage of total revenue	33.47	36.68	33.77	35.18
Efficiency Ratio (a)	56.98	58.65	57.18	58.73

Cash income and performance ratios (annualized) (b):
Net income	$45,843	$40,610	$88,166	$80,547
Tax-effected stock-based compensation	1,206	971	1,981	1,877
Tax-effected intangible amortization	2,978	2,579	5,638	5,155

Cash income	50,027	44,160	95,785	87,579
Cash income per diluted common share	0.99	0.95	1.96	1.89
Cash return on average shareholders’ equity	15.12%	16.32%	15.27%	16.42%
Cash return on average tangible equity	24.15	22.50	22.48	22.74
Cash return on average assets	1.22	1.26	1.23	1.26

Asset quality:
Allowance for loan losses	$146,511	$119,239	$146,511	$119,239
Nonperforming assets	47,658	57,038	47,658	57,038
Allowance for loan losses / total loans	1.30%	1.37%	1.30%	1.37%
Net charge-offs/ average loans (annualized)	0.08	0.20	0.11	0.18
Nonperforming loans / total loans	0.39	0.60	0.39	0.60
Nonperforming assets / total assets	0.28	0.39	0.28	0.39
Allowance for loan losses / nonperforming loans	332.24	228.06	332.24	228.06

Other ratios (annualized):
Shareholders’ equity / total assets	8.52%	7.61%	8.52%	7.61%
Interest-rate spread (c)	2.99	3.06	3.02	3.16
Net interest margin (c)	3.02	3.10	3.05	3.20

Share related:
Book value per common share	$27.37	$24.09	$27.37	$24.09
Tangible book value per common share	15.02	17.59	15.02	17.59
Common stock closing price	47.02	37.80	47.02	37.80
Dividends declared per common share	0.23	0.21	0.44	0.40

Common shares issued and outstanding	53,016	45,640	53,016	45,640
Basic shares (average)	49,699	45,446	47,922	45,453
Diluted shares (average)	50,475	46,242	48,767	46,217

Footnotes:

(a)	Noninterest expense as a percentage of net interest income plus noninterest income.

(b)	Cash income represents net income excluding the after tax effects of non-cash charges related to the amortization of intangible assets and stock-based compensation, which includes stock options and restricted stock.

(c)	Webster adopted FIN 46R on December 31, 2003, and in accordance with its provisions, deconsolidated the capital trusts and reported the associated liabilities as other long-term debt. Commencing in 2004, the costs have been reclassified from noninterest expenses to interest expense.

(d)	For purposes of this computation, unrealized gains (losses) are excluded from the average balance for rate calculations.

Consolidated Statements of Condition (unaudited)

	June 30,	March 31,	June 30,
(In thousands)	2004	2004	2003
Assets:
Cash and due from depository institutions	$252,818	$230,137	$254,645
Short-term investments	39,887	22,130	20,671
Securities:
Trading, at fair value	1,944	2,845	3,893
Available for sale, at fair value	3,853,154	4,231,102	4,395,400
Held-to-maturity securities	284,392	200,531	—

Total securities	4,139,490	4,434,478	4,399,293
Loans held for sale	153,396	135,771	321,055
Loans:
Residential mortgages	4,731,950	3,972,123	3,541,922
Commercial	2,455,512	2,101,195	2,010,109
Commercial real estate	1,572,289	1,288,509	1,144,429
Consumer	2,530,443	2,169,011	2,013,486

Total loans	11,290,194	9,530,838	8,709,946
Allowance for loan losses	(146,511)	(123,613)	(119,239)

Loans, net	11,143,683	9,407,225	8,590,707
Accrued interest receivable	59,737	51,297	54,034
Premises and equipment, net	132,842	99,866	85,062
Goodwill and intangible assets	681,252	322,483	316,989
Cash surrender value of life insurance	224,082	182,511	176,324
Prepaid expenses and other assets	198,683	204,372	233,792

Total Assets	$17,025,870	$15,090,270	$14,452,572

Liabilities and Shareholders’ Equity:
Deposits:
Demand deposits	$1,362,339	$1,081,455	$1,035,389
NOW accounts	1,423,822	1,098,972	1,064,336
Money market deposit accounts	2,013,894	1,779,468	1,544,692
Savings accounts	2,281,312	1,891,298	1,821,089
Certificates of deposit	3,184,991	2,676,910	2,526,429

Total retail deposits	10,266,358	8,528,103	7,991,935
Treasury deposits	106,564	109,979	93,767

Total deposits	10,372,922	8,638,082	8,085,702
Federal Home Loan Bank advances	2,731,332	2,437,014	2,185,830
Federal funds purchased and securities sold under agreements to repurchase	1,670,594	2,150,719	2,480,666
Other long-term debt (c)	695,417	532,760	326,000
Accrued expenses and other liabilities	95,112	110,156	155,233

Total liabilities	15,565,377	13,868,731	13,233,431
Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts (c)	—	—	110,255
Preferred stock of subsidiary corporation	9,577	9,577	9,577
Shareholders’ equity	1,450,916	1,211,962	1,099,309

Total Liabilities and Shareholders’ Equity	$17,025,870	$15,090,270	$14,452,572

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2004	2003	2004	2003
Interest income:
Loans	$129,084	$114,734	$247,675	$227,944
Securities and short-term investments	45,162	45,772	89,770	97,517
Loans held for sale	2,139	4,231	3,209	8,723

Total interest income	176,385	164,737	340,654	334,184

Interest expense:
Deposits	29,172	28,750	55,002	58,168
Borrowings	33,746	35,368	66,379	70,721

Total interest expense	62,918	64,118	121,381	128,889

Net interest income	113,467	100,619	219,273	205,295
Provision for loan losses	5,000	5,000	10,000	10,000

Net interest income after provision for loan losses	108,467	95,619	209,273	195,295

Noninterest income:
Deposit service fees	19,250	17,529	36,435	34,419
Insurance revenue	10,596	9,980	22,234	20,944
Loan and loan servicing fees	7,305	4,723	13,954	10,628
Wealth and investment services	5,849	4,521	10,965	9,099
Financial advisory services	—	5,229	3,808	10,660
Gain on sale of loans and loan servicing, net	5,321	4,066	6,346	6,837
Increase in cash surrender value of life insurance	2,177	2,143	4,131	4,258
Other	964	1,423	2,812	3,284

	51,462	49,614	100,685	100,129
Gain on sale of securities, net	5,616	8,666	11,116	11,299

Total noninterest income	57,078	58,280	111,801	111,428

Noninterest expenses:
Compensation and benefits	53,659	50,506	106,786	101,067
Occupancy	8,402	7,672	16,767	15,771
Furniture and equipment	8,993	7,575	16,634	15,096
Intangible amortization	4,582	3,968	8,674	7,930
Marketing	3,630	3,236	6,614	6,721
Professional services	2,938	2,994	5,837	5,472
Acquisition costs	265	6	265	6
Capital trust securities (c)	—	2,743	—	5,665
Other	14,710	14,499	27,743	28,277

Total noninterest expenses	97,179	93,199	189,320	186,005

Income before income taxes	68,366	60,700	131,754	120,718
Income taxes	22,523	20,090	43,588	40,171

Net income	$45,843	$40,610	$88,166	$80,547

Net income per common share:
Basic	$0.92	$0.89	$1.84	$1.77
Diluted	0.91	0.88	1.81	1.74

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands, except per share data)	2004	2004	2003	2003	2003
Interest income:
Loans	$129,084	$118,591	$117,982	$114,750	$114,724
Securities and short-term investments	45,162	44,608	43,065	42,050	45,772
Loans held for sale	2,139	1,070	1,791	4,896	4,241

Total interest income	176,385	164,269	162,838	161,696	164,737

Interest expense:
Deposits	29,172	25,830	26,319	26,824	28,750
Borrowings	33,746	32,633	29,224	33,943	35,368

Total interest expense	62,918	58,463	55,543	60,767	64,118

Net interest income	113,467	105,806	107,295	100,929	100,619
Provision for loan losses	5,000	5,000	5,000	10,000	5,000

Net interest income after provision for loan losses	108,467	100,806	102,295	90,929	95,619

Noninterest income:
Deposit service fees	19,250	17,185	17,731	17,868	17,529
Insurance revenue	10,596	11,638	9,077	9,954	9,980
Loan and loan servicing fees	7,305	6,649	8,001	7,755	4,723
Wealth and investment services	5,849	5,116	4,416	4,826	4,521
Financial advisory services	—	3,808	7,265	4,833	5,229
Gain on sale of loans and loan servicing, net	5,321	1,025	2,854	9,829	4,066
Increase in cash surrender value of life insurance	2,177	1,954	2,082	2,150	2,143
Other	964	1,848	2,402	2,737	1,423

	51,462	49,223	53,828	59,952	49,614
Gain on sale of securities, net	5,616	5,500	2,715	4,560	8,666

Total noninterest income	57,078	54,723	56,543	64,512	58,280

Noninterest expenses:
Compensation and benefits	53,659	53,127	53,722	51,592	50,506
Occupancy	8,402	8,365	7,470	7,457	7,672
Furniture and equipment	8,993	7,641	7,792	8,255	7,575
Intangible amortization	4,582	4,092	4,067	4,001	3,968
Marketing	3,630	2,984	2,058	2,729	3,236
Professional services	2,938	2,899	3,654	2,582	2,994
Capital trust securities (c)	—	—	3,485	2,774	2,743
Acquisition costs	265	—	1,349	142	6
Other	14,710	13,033	14,683	14,165	14,499

Total noninterest expenses	97,179	92,141	98,280	93,697	93,199

Income before income taxes	68,366	63,388	60,558	61,744	60,700
Income taxes	22,523	21,065	19,172	20,429	20,090

Net income	$45,843	$42,323	$41,386	$41,315	$40,610

Net income per common share:
Basic	$0.92	$0.92	$0.90	$0.91	$0.89
Diluted	0.91	0.90	0.89	0.89	0.88

See Selected Financial Highlights for footnotes.

Retail and Wholesale Interest-Rate Spreads (unaudited)

Three Months Ended,	June	March	December	September	June
	2004	2004	2003	2003	2003
Interest-rate spread
Total interest-earning assets	4.68%	4.78%	4.81%	4.75%	5.06%
Total interest-bearing liabilities	1.69	1.74	1.68	1.80	2.00

Interest-rate spread	2.99%	3.04%	3.13%	2.95%	3.06%
Net interest margin	3.02	3.09	3.18	2.99	3.10

Retail interest-rate spread
Yield on loans and loans held for sale	4.93%	5.05%	5.09%	5.09%	5.30%
Cost of deposits	1.23	1.24	1.26	1.32	1.46

Spread	3.70%	3.81%	3.83%	3.77%	3.84%

Wholesale interest-rate spread
Yield on securities and short-term investments	4.09%	4.19%	4.17%	4.02%	4.52%
Cost of borrowings	2.50	2.56	2.41	2.55	2.88

Spread	1.59%	1.63%	1.76%	1.47%	1.64%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended June 30,	2004			2003
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate
Assets:
Interest-earning assets:
Loans	$10,440,916	$129,084	4.93%	$8,629,616	$114,736	5.30%
Securities	4,485,738	46,277	4.11 (d)	4,146,519	46,086	4.54 (d)
Loans held for sale	169,092	2,139	5.06	322,371	4,229	5.25
Short-term investments	29,891	84	1.11	23,724	56	0.93

Total interest-earning assets	15,125,637	177,584	4.68	13,122,230	165,107	5.06

Noninterest-earning assets	1,219,002			949,376

Total assets	$16,344,639			$14,071,606

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,205,224	$—	—%	$989,619	$—	—%
Savings, NOW and money market deposit accounts	5,282,018	11,456	0.87	4,276,209	11,348	1.06
Time deposits	3,056,167	17,716	2.33	2,649,670	17,402	2.63

Total deposits	9,543,409	29,172	1.23	7,915,498	28,750	1.46

Federal Home Loan Bank advances	2,827,253	19,905	2.79	2,386,590	23,286	3.86
Fed funds and repurchase agreements	1,860,747	4,888	1.04	2,153,916	6,783	1.25
Other long-term debt (c)	671,223	8,953	5.34	326,000	5,299	6.50

Total borrowings	5,359,223	33,746	2.50	4,866,506	35,368	2.88

Total interest-bearing liabilities	14,902,632	62,918	1.69	12,782,004	64,118	2.00

Noninterest-bearing liabilities	109,360			83,574

Total liabilities	15,011,992			12,865,578
Capital securities and preferred stock of subsidiary corporation (c)	9,577			123,475
Shareholders’ equity	1,323,070			1,082,553

Total liabilities and shareholders’ equity	$16,344,639			$14,071,606

		114,666			100,989
Less: tax-equivalent adjustment		(1,199)			(370)

Net interest income		$113,467			$100,619

Interest-rate spread			2.99%			3.06%

Net interest margin			3.02%			3.10%

See Selected Financial Highlights for footnotes.

Consolidated Average Statements of Condition (unaudited)

Six Months Ended June 30,	2004			2003
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate
Assets:
Interest-earning assets:
Loans	$9,904,542	$247,675	4.99%	$8,428,441	$227,942	5.41%
Loans held for sale	127,184	3,209	5.05	324,980	8,725	5.37
Securities	4,408,620	91,438	4.16 (d)	4,177,334	98,113	4.80 (d)
Short-term investments	32,825	150	0.90	25,483	118	0.92

Total interest-earning assets	14,473,171	342,472	4.73	12,956,238	334,898	5.20

Noninterest-earning assets	1,054,197			942,439

Total assets	$15,527,368			$13,898,677

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,132,037	$—	—%	$970,530	$—	—%
Savings, NOW and money market deposit accounts	4,910,528	20,440	0.84	4,130,329	22,552	1.10
Time deposits	2,922,958	34,562	2.38	2,656,542	35,616	2.70

Total deposits	8,965,523	55,002	1.23	7,757,401	58,168	1.51

Federal Home Loan Bank advances	2,628,041	38,909	2.93	2,483,365	47,077	3.77
Fed funds and repurchase agreements	1,977,133	10,319	1.03	2,077,451	13,035	1.25
Other long-term debt (c)	601,991	17,151	5.70	311,635	10,609	6.81

Total borrowings	5,207,165	66,379	2.53	4,872,451	70,721	2.89

Total interest-bearing liabilities	14,172,688	121,381	1.71	12,629,852	128,889	2.04

Noninterest-bearing liabilities	90,883			75,137

Total liabilities	14,263,571			12,704,989
Capital securities and preferred stock of subsidiary corporation (c)	9,577			127,133
Shareholders’ equity	1,254,220			1,066,555

Total liabilities and shareholders’ equity	$15,527,368			$13,898,677

		221,091			206,009
Less: tax-equivalent adjustment		(1,818)			(714)

Net interest income		$219,273			$205,295

Interest-rate spread			3.02%			3.16%

Net interest margin			3.05%			3.20%

See Selected Financial Highlights for footnotes.

Asset Quality (unaudited)

	At or for the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2004	2004	2003	2003	2003
Nonperforming Assets

Nonperforming loans:
Commercial:
Commercial	$15,895	$11,832	$14,266	$17,024	$27,881
Specialized industry	—	5,019	6,427	6,493	3,399
Equipment financing	5,021	5,561	5,583	8,241	8,722

Total commercial	20,916	22,412	26,276	31,758	40,002
Commercial real estate	13,757	5,583	4,281	1,940	4,920
Residential	8,599	7,941	6,128	7,087	6,596
Consumer	826	604	959	718	767

Total nonperforming loans	44,098	36,540	37,644	41,503	52,285

Other real estate owned and repossessed assets:
Commercial	3,192	4,273	4,296	4,019	4,224
Residential	238	325	942	541	520
Consumer	130	124	—	—	9

Total other real estate owned and repossessed assets	3,560	4,722	5,238	4,560	4,753

Total nonperforming assets	$47,658	$41,262	$42,882	$46,063	$57,038

Summary of Classified Loans

Substandard:
Accruing	$90,421	$87,477	$72,638	$69,216	$62,064
Nonaccruing	39,600	31,595	29,403	36,365	44,313

Total substandard	130,021	119,072	102,041	105,581	106,377
Doubtful:
Nonaccruing	3,286	4,377	6,791	3,792	6,617
Loss	—	—	—	—	—

Total classified loans	$133,307	$123,449	$108,832	$109,373	$112,994

Classified as a percent of total loans	1.2%	1.3%	1.2%	1.2%	1.3%

Allowance for Loan Losses (unaudited)

	At or for the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2004	2004	2003	2003	2003
Allowance for Loan Losses

Beginning balance	$123,613	$121,674	$117,707	$119,239	$118,596
Allowance for purchased loans	20,081	—	1,970	—	—
Provision	5,000	5,000	5,000	10,000	5,000
Charge-offs:
Commercial:
Specialized industry	—	826	558	3,870	327
All other commercial	2,646	2,249	2,949	9,361	4,232

Total commercial	2,646	3,075	3,507	13,231	4,559
Residential	187	983	330	39	160
Consumer	174	97	174	122	153

Total charge-offs	3,007	4,155	4,011	13,392	4,872
Recoveries	(824)	(1,094)	(1,008)	(1,860)	(515)

Net loan charge-offs	2,183	3,061	3,003	11,532	4,357

Ending balance	$146,511	$123,613	$121,674	$117,707	$119,239

Asset Quality Ratios:

Allowance for loan losses / total loans	1.30%	1.30%	1.32%	1.29%	1.37%
Net charge-offs/ average loans (annualized)	0.08	0.13	0.13	0.52	0.20
Nonperforming loans / total loans	0.39	0.38	0.41	0.46	0.60
Nonperforming assets / total assets	0.28	0.27	0.29	0.32	0.39
Allowance for loan losses / nonperforming loans	332.24	338.30	323.22	263.61	228.06